Exhibit 10.5

                                 AMENDMENT NO. 1
                                       TO
                           SECOND AMENDED AND RESTATED
                        EMPLOYMENT CONTINUATION AGREEMENT


      This Amendment No. 1 (this "Amendment") to the Second Amended and Restated Employment Continuation Agreement dated October 15, 2001 (the "Restated Agreement") by and among John Hancock Life Insurance Company, a Massachusetts corporation (the "Company"), John Hancock Financial Services, Inc., a Delaware corporation ("JHFS"), David F. D'Alessandro (the "Executive") and Manulife Financial Corporation, a corporation organized under the laws of Canada ("Manulife"), is dated this 28th day of September, 2003.

      WHEREAS, the Restated Agreement provides benefits and protection to the Executive in the event of a Change in Control or Potential Change in Control (as such terms are defined in the Restated Agreement);

      WHEREAS, JHFS, Manulife and Jupiter Merger Corporation ("Merger Co.") have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") pursuant to which, and subject to the terms and conditions of which, Merger Co. will merge with JHFS (the "Merger");

      WHEREAS, the Company, JHFS, the Executive and Manulife are entering into this Amendment in reliance upon the acknowledgment by the Company, JHFS, the Executive and Manulife that the Merger and the other transactions contemplated by the Merger Agreement will, upon consummation thereof at the Effective Time, constitute a "Change of Control" under the Restated Agreement; and

      WHEREAS, in connection with the Merger, the Company, JHFS and the Executive desire to amend the Restated Agreement as set forth herein, and, for certain purposes set forth below, Manulife desires to become a party to this Amendment.

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is hereby agreed among the Company, JHFS, the Executive and Manulife as follows:

      1. All capitalized, undefined terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Restated Agreement.

      2. This Amendment shall become effective as of the date first set forth above; provided, however, that if the Merger Agreement is terminated prior to the Effective Time (as defined in the Merger Agreement), then this Amendment shall automatically terminate and shall be of no further force or effect. Each of the Company, JHFS, the Executive and Manulife acknowledges that the Merger and the other transactions contemplated by the Merger Agreement will, upon consummation thereof at the Effective Time, constitute a "Change of Control" under the Restated Agreement.

      3. Section 4 of the Restated Agreement is hereby amended by deleting subsection (a) thereof in its entirety and substituting the following subsection
(a) therefor:

                  "(a) Titles, Positions and Duties. During the Employment
            Period, the Executive's position (including status, offices and titles), authority, duties and responsibilities shall be as set forth below. The Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date. During the Employment Period, so long as the Executive is employed by the Surviving Corporation (as defined in the Agreement and Plan of Merger, dated September 28, 2003, by and among Manulife, JHFS and Merger Co. (the "Merger Agreement")) or the
            Company:

                  (i) the Executive shall hold the titles of (A) on and after the Effective Date, Chairman and Chief Executive Officer of the Surviving Corporation and Chairman and Chief Executive Officer of the Company; (B) on and after the Effective Date, Chief Operating Officer of Manulife; and (C) commencing on and after the first anniversary of the Effective Date, President of Manulife; and

                  (ii) the Executive shall, on and after the Effective Date, (A)
            be a member of any Executive Committee or Policy Committee (whether a Board of Directors' committee or otherwise) of Manulife, the Surviving Corporation or the Company; (B) be appointed, subject to his consent, as a member of each committee of Manulife's Board of Directors that permits membership by members of Manulife's management and shall, subject to applicable law consistent with the best practices of Manulife's Board of Directors relating to committee appointments, and so long as he serves as a director of Manulife, remain (subject to the foregoing limitations) on at least one committee of the Manulife Board of Directors for so long as he shall determine; (C) be a member of any committee (whether a Board of Directors' committee or otherwise) of any of Manulife, the Surviving Corporation or the Company having a function similar to any Executive Committee or Policy Committee (whether a Board of Directors' committee or otherwise) of any of Manulife, the Surviving Corporation or the Company and (D) be the Integration Chair (as defined in the Merger Agreement); and

                  (iii) the Executive shall hold, exercise and be assigned the same responsibilities, duties and authority as those held and exercised by, and assigned to, the Executive in his positions with JHFS and the Company immediately prior to the Effective Date, provided that (1) such responsibilities, duties and authority shall include all of those relating to the North American operations of Manulife (whether or not conducted through the Surviving Corporation) and (2) the Executive shall not hold, exercise or be assigned those responsibilities, duties and authority (x) directly relating to Investment (which does not include John Hancock Funds, Annuities or other Wealth Management, but does include Guaranteed and Stable Funding Products), Asia operations, Japan operations, Reinsurance and Corporate Functions, except that the Executive shall have such responsibility, duties and authority necessary to comply with applicable state and federal laws (including with respect to periodic reporting and other compliance under the U.S. federal securities laws by the Company), and (y) that existed prior to the Effective Date solely by virtue of JHFS being a public company having equity securities registered under Section 12 of the Securities Exchange Act of 1934; and

                  (iv) in his capacity as Chairman and Chief Executive Officer of the Surviving Corporation, the Executive shall report solely to the Board of Directors of the Surviving Corporation. In his capacity as Chairman and Chief Executive Officer of the Company, the Executive shall report solely to the Board of Directors of the Company; and

                  (v) subject to clauses (iii)(1) and (2) above, the Executive shall also hold, exercise and be assigned such responsibilities, duties and authority as are customarily held and exercised by, and assigned to, an individual serving as Chief Operating Officer of a Canadian and U.S. public company, and upon the first anniversary of the Effective Date, President and Chief Operating Officer of a Canadian and U.S. public company, in each case comparable in size, structure and nature to Manulife. In his capacity as Chief Operating Officer, and from and after the first anniversary of the Effective Date, President and Chief Operating Officer of Manulife, the Executive shall report solely to the Chief Executive Officer and the Board of Directors of Manulife."

      4. Section 6(d) of the Restated Agreement is hereby amended by deleting subsection (i) thereof in its entirety and substituting the following subsection
(i) therefor:

                  "(i) the assignment to the Executive of any duties
            inconsistent in any material adverse respect with the Executive's position, authority or responsibilities, as contemplated by Section 4 of this Agreement, or any other material adverse change or significant reduction in position, titles, reporting lines, authority or responsibilities, other than any such assignment inconsistent with the foregoing that is inadvertent and cured by the Company or

            JHFS, as applicable, within ten (10) business days after receipt by the Board of Directors of the Company or the Board of Directors of JHFS, as applicable, of written notice thereof given by the Executive;"

      5. Section 6(d) of the Restated Agreement is further amended by deleting subsection (ii) thereof in its entirety and substituting the following subsection (ii) therefor:

                  "(ii) any failure by the Company or JHFS to comply with any of the provisions of Section 5 (other than Section 5(c)) of this Agreement, other than an insubstantial or inadvertent failure that is cured by the Company or JHFS, as applicable, within ten (10) business days after receipt by the Board of Directors of the Company or the Board of Directors of JHFS, as applicable, of written notice thereof given by the Executive;"

      6. Section 6(d) of the Restated Agreement is further amended by adding the following subsection (v) immediately following subsection (iv):

                  "(v) in the event that in the good faith reasonable judgment of the Executive, Manulife is in breach of any of its obligations set forth in (A) Section 6.13 (Integration Team) or (B) Section 6.14 (Parent Officers and Directors) of the Merger Agreement, in each case as such Sections are read without any "applicable Laws", "fiduciary duties" or "best practices" (or, in each case, words of similar effect) qualifications."

      7. Section 6(d) of the Restated Agreement is further amended by deleting the last paragraph thereof and substituting therefor the following:

            "Notwithstanding anything herein to the contrary, termination of employment by the Executive for any reason at any time during the one hundred and eighty (180) day period commencing on the first anniversary date of the Effective Time of the Merger (as such terms are defined in the Merger Agreement) shall be deemed to constitute Good Reason."

      8. By executing this Amendment, Manulife hereby expressly assumes and agrees to perform the Restated Agreement, as amended by this Amendment, in accordance with Section 13 thereof; provided, however, that the Executive hereby acknowledges and agrees that in no event shall anything in this Amendment (or the Restated Agreement) be construed or applied to entitle the Executive to receive payments or benefits under the Restated Agreement that are duplicative of any payments or benefits provided to the Executive by any of the Company, JHFS or Manulife under any other agreement or plan that provides for payments or benefits upon a change of control. Manulife further acknowledges and agrees to be bound by (1) the methodologies for determining the amounts payable to the Executive pursuant to the provisions of Sections 7(c), 7(d) and 7(f) of the Restated Agreement and (2) the amounts that would be payable to the Executive if the Executive were entitled to receive the payments and benefits set forth in such Sections as of the Closing Date (as such term is defined in the Merger Agreement), in each case as such methodologies and amounts are set forth on Schedule A attached hereto. Manulife acknowledges that, in accordance with the Restated Agreement, the Company shall designate in writing primary and alternate Accountants to Manulife on or prior to the Closing Date.

9. Except as amended by this Amendment, all other terms of the Restated Agreement shall remain in full force and effect; provided, that, until the earlier to occur of (i) the date that this Amendment terminates and is of no further force and effect pursuant to Section 2 of this Amendment and (ii) the Effective Time of the Merger, the Company, JHFS and the Executive each hereby agrees and acknowledges that the Restated Agreement (as amended by this Amendment) shall not be amended without the prior written consent of Manulife.

10. Subject to Section 9 of this Amendment, this Amendment shall be subject to the "Miscellaneous" provisions contained in Section 14 of the Restated Agreement, which are incorporated by reference herein, provided that any notice or other communication under the Restated Agreement or this Amendment to be delivered to Manulife shall be provided to the following address in accordance with Section 14(e) of the Restated Agreement: Manulife Financial Corporation, 200 Bloor Street East, Toronto, Ontario M4W 1E5, attention: General Counsel. This Amendment may be executed in or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and the Company, JHFS and Manulife have caused this Amendment to be executed in their respective names and on their behalf, all as of the day and year first above written.

                             JOHN HANCOCK LIFE INSURANCE COMPANY


                             By:_________________________________
                                Name: David D'Alessandro
                                Title: Chairman, President and
                                Chief Executive Officer


                             JOHN HANCOCK FINANCIAL SERVICES, INC.


                             By:_________________________________
                                Name: David D'Alessandro
                                Title: Chairman, President and
                                Chief Executive Officer


                             EXECUTIVE:


                             ____________________________________
                             David D'Alessandro


                             MANULIFE FINANCIAL CORPORATION


                             By:_________________________________
                                Name: Dominic D'Alessandro
                                Title: President and Chief Executive Officer


Signature Page to Amendment to Employment Continuation Agreement